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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in the Registration Statement of Ardent Software, Inc. on Form S-4 of our report dated March 1, 1999, which contains an explanatory paragraph related to the Company's ability to continue as a going concern, on our audits of the consolidated financial statements of Prism Solutions, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts."



                                          PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 30, 1999